UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Leslie’s, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

LESLIE’S, INC.

Dear Fellow Shareholders,

You are cordially invited to attend a special meeting of the shareholders (the “Special Meeting”) of Leslie’s, Inc., a Delaware corporation (the “Company”) at 12:00 P.M. Eastern Time on September 10, 2025. The Special Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/LESL2025SM. The Special Meeting will be held for the following purpose:

1.
To adopt and approve a series of five alternative amendments to our Seventh Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio of 1-for-10, 1-for-15, 1-for-20, 1-for-25, or 1-for-30 (each, a “Reverse Stock Split”), with such ratio and the timing of the Reverse Stock Split to be determined by our Board of Directors (the “Board”) in its sole discretion, (the “Reverse Split Proposal”) and (ii) proportionately decrease the number of authorized shares of our common stock.
2.
To authorize an adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or advisable (as determined by the Board), to solicit additional proxies if there are not sufficient votes in favor of the Reverse Split Proposal (the “Adjournment Proposal”).

Our common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LESL.” As previously disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2025, the Company was notified by The Nasdaq Stock Market LLC that it is not in compliance with Nasdaq Listing Rule 5450(a)(1)(the “Listing Rule”) because the average closing price of a share of our common stock was less than $1.00 per share over 30 consecutive business (trading) days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days following the Nasdaq notification to regain compliance with the Listing Rule, during which time our common stock will continue to be listed on Nasdaq.

The reduction in the number of issued and outstanding shares of our common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the per share price of our common stock. Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share price of our common stock as a means of regaining compliance with the Listing Rule. We also anticipate that an increase in the per share trading price of our common stock may encourage interest and trading in our common stock by (i) long-term investors who currently may not find our shares attractive due to the trading volatility often associated with lower priced stocks and (ii) indexes or funds with certain eligibility criteria. An increased share price can also make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that prohibit them from investing in low-priced stocks, that discourage individual brokers from recommending low-priced stock to their customers or that restrict or limit the ability to purchase such stocks on margin. The Reverse Stock Split may also be beneficial for capital raising purposes and provide flexibility in using common stock as consideration in strategic transactions.

The Reverse Stock Split is described in the accompanying proxy materials. You will be able to vote at the Special Meeting if you held shares of the Company’s common stock at the close of business on July 16, 2025, the record date for the Special Meeting (the “Record Date”).

Only shareholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting. The accompanying proxy statement (this “Proxy Statement”) provides detailed information about the Reverse Split Proposal and the Adjournment Proposal, which are the only matters to be considered at the Special Meeting. Please read it carefully. The Notice of Special Meeting of Shareholders (the “Notice”) and Proxy Statement are first being made available to shareholders on or about July 28, 2025.

Your vote is important. Whether or not you expect to attend and participate in the Special Meeting, we encourage you to vote in advance of the Special Meeting.

By Order of the Board of Directors,

Benjamin Lindquist

SVP General Counsel & Corporate Secretary

2005 East Indian School Road

Phoenix, Arizona 85016

July 28, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 10, 2025

The Notice and Proxy Statement are available free of charge at www.virtualshareholdermeeting.com/LESL2025SM.

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our expectations regarding the impact of the Reverse Stock Split (including the market price of our common stock) and our ability to regain compliance with the Listing Rule, made in this document are forward-looking. We use words such as “may,” “will,” “likely,” “anticipates,” “believes,” “expects,” “estimates,” “future,” “intends,” “continue,” “maintain,” “remain,” “goal,” “target,” “recurring,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described under “Risks of the Proposed Reverse Stock Split” in this Proxy Statement, as well as in our fiscal year 2024 Annual Report on Form 10-K, as supplemented by our subsequent quarterly reports on Form 10-Q. Our forward-looking statements speak only as of the date of this document or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. We caution you that these statements are not guarantees of future performance, nor promises that goals or targets will be met, and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess. In some cases, we may determine to adjust our commitments, goals or targets or establish new ones to reflect changes in our business, operations or plans.

This document includes references to websites, website addresses and materials found on those websites. The content of any websites and materials named, hyperlinked or otherwise referenced in this document are not incorporated by reference into this document or in any other report or document we file with the SEC, and any references to such websites and materials are intended to be inactive textual references only.

Proxy Statement Summary

Your proxy is being solicited on behalf of the Board for use at the Special Meeting to be held at 12:00 P.M. Eastern Time on September 10, 2025. The Special Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/LESL2025SM.

References in this Proxy Statement to “we,” “us,” or “our” refer to the Company.

This summary highlights information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

SPECIAL MEETING DATE AND TIME September 10, 2025, at 12:00 P.M. Eastern Time	LOCATION Online at www.virtualshareholdermeeting.com/LESL2025SM	RECORD DATE July 16, 2025

Voting Matters		Board’s Vote Recommendation	For Further Information
PROPOSAL 1	To Adopt and Approve the Reverse Split Proposal	“FOR”	Page 2
PROPOSAL 2	To Authorize and Approve the Adjournment Proposal	“FOR”	Page 12

Proposals To Be Voted On

PROPOSAL 1: REVERSE SPLIT PROPOSAL

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

On July 11, 2025, the Board unanimously (1) approved a series of five alternative amendments to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, at one of five reverse stock split ratios, 1-for-10, 1-for-15, 1-for-20, 1-for-25, or 1-for-30, and contemporaneously with such Reverse Stock Split, to effect a corresponding reduction in the number of authorized shares of common stock from 1,000,000,000 shares to 100,000,000, 66,666,667, 50,000,000, 40,000,000, or 33,333,333, respectively (the Reverse Stock Splits and corresponding reductions in the number of authorized shares of common stock are collectively referred to as the “Reverse Stock Split Amendments”), (2) directed that the Reverse Stock Split Amendments be submitted to our shareholders for their approval and adoption, and (3) recommended that our shareholders approve the Reverse Stock Split Amendments at this Special Meeting. If the Reverse Split Proposal is approved, the actual number of authorized shares of our common stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. The table below shows each Reverse Stock Split ratio and the corresponding reduced number of authorized shares of common stock for each of the five alternative Reverse Stock Split Amendments, identified as Amendments A through E.

Amendment	Reverse Stock Split Ratio	Number of authorized shares of Common Stock following the Reverse Stock Split Amendment
A	1-for-10	100,000,000
B	1-for-15	66,666,667
C	1-for-20	50,000,000
D	1-for-25	40,000,000
E	1-for-30	33,333,333

If the Company’s shareholders approve the Reverse Split Proposal, the Board will have the authority, but not the obligation, in its sole discretion, at any time prior to the one-year anniversary of the date on which the Reverse Split Proposal is approved by the Company’s shareholders at the Special Meeting (the “Anniversary Date”), to elect without further action on the part of the shareholders, as it determines to be in the best interests of the Company and its shareholders, whether to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved proposed ratios, and to effect the Reverse Stock Split Amendment by filing an amendment to our Certificate of Incorporation in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement. For the convenience of our shareholders, each of the five alternative amendments has been set forth in a single Annex, indicating in brackets the five Reverse Stock Split ratios and the corresponding reduced number of authorized shares and reduced number of authorized shares of common stock that we would be authorized to issue for each of the alternative Amendments A through E. If the Board determines to implement the Reverse Stock Split, only one of the Reverse Stock Split Amendments providing for the Reverse Stock Split ratio will ultimately be approved by the Board, filed with the

Secretary of State of the State of Delaware, and become effective. The Board will abandon all other Reverse Stock Split Amendments.

The Board reserves the right to elect to abandon any or all of the Reverse Stock Split Amendments, notwithstanding shareholder approval thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Upon the effectiveness of the Reverse Stock Split, a corresponding reduction in the number of authorized shares and issued and outstanding shares of our common stock will occur as set forth in the table above and as further described below under “Principal Effects of the Reverse Stock Split on Our Common Stock.” If the Board abandons the Reverse Stock Split in its entirety and no Reverse Stock Split Amendment is approved, there will be no reduction in the number of authorized or issued and outstanding shares of our common stock.

Depending on the ratio for the Reverse Stock Split determined by the Board, 10, 15, 20, 25, or 30 shares of existing common stock, as determined by the Board, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced by an amount based upon the determined Reverse Stock Split ratio. For example, if you beneficially own 100 shares of common stock, assuming a 1-for-10 Reverse Stock Split ratio, then you will hold 10 shares of common stock following the effectiveness of the Reverse Stock Split. If the Reverse Stock Split Amendments are approved by our shareholders and the Board elects to effect the Reverse Stock Split at any time prior to the Anniversary Date, a Certificate of Amendment of the Certificate of Incorporation (each a “Reverse Stock Split Amendment Certificate”) that sets forth the applicable Reverse Stock Split Amendment and provides for the Reverse Stock Split ratio determined by the Board in its discretion will be filed with the Secretary of State of the State of Delaware with immediate effect (the “Effective Time”). At the Effective Time, all other Reverse Stock Split Amendments will be automatically abandoned.

The Board will determine the exact timing of the filing of the Reverse Stock Split Amendment Certificate based on its evaluation as to when the filing would be the most advantageous to the Company and its shareholders. If a Reverse Stock Split Amendment Certificate has not been filed with the Secretary of State of the State of Delaware prior to the Anniversary Date, then the Reverse Stock Split and all of the Reverse Stock Split Amendments will be automatically abandoned.

To avoid the existence of fractional shares of our common stock, shareholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest) from the transfer agent as described under “Payment of Cash in Lieu of Issuing Fractional Shares.”

The Board reserves the right to abandon the Reverse Stock Split without further action by our shareholders at any time before the Effective Time even if the Reverse Stock Split Amendments have been approved by our shareholders. By voting in favor of the approval of the Reverse Stock Split Amendments, you also are expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide in its sole discretion.

Background and Reasons for the Reverse Stock Split

Our common stock trades on the Nasdaq Global Select Market under the symbol “LESL”.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 30, 2025, we were notified by Nasdaq that we were not in compliance with the Listing Rule because the average closing price of a share of our common stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were given an initial compliance period of 180 calendar days (the “Compliance Period”), or until October 21, 2025, to regain compliance with the Listing Rule, during which time our common stock will continue to be listed on Nasdaq. In order to regain compliance with the Listing Rule, our common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period.

The reduction in the number of issued and outstanding shares of our common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the per share trading price of our common stock. Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share price of our common stock as a means of regaining compliance with the Listing Rule, which the Board believes is our best means of increasing and maintaining the price of our common stock above $1.00 per share in compliance with the Listing Rule. It is also anticipated that an increase in the per share trading price of our common stock may encourage interest and trading in our common stock by (i) long-term investors who currently may not find our shares attractive due to the trading volatility often associated with lower priced stocks and (ii) indexes or funds with certain eligibility criteria. An increased share price can also make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that prohibit them from investing in low-priced stocks, that discourage individual brokers from recommending low-priced stocks to their customers, or that restrict or limit the ability to purchase such stocks on margin. The Reverse Stock Split may also be beneficial for capital raising purposes and provide flexibility in using common stock as consideration in strategic transactions.

While our Board believes that the trading price of our common stock will increase if our shareholders approve and it decides to implement the Reverse Stock Split, there are a number of other factors and contingencies that can affect the trading price of our common stock, including factors that are entirely outside of our control. For example, factors such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our common stock. External factors such as interest rates and government actions related to trade policy can also affect stock prices. In addition, following the Reverse Stock Split, even if the trading price does increase, it may nevertheless fail to attract or satisfy the guidelines of indexes and funds or institutional and other investors and, consequently, the trading price and liquidity of our common stock may not improve. As a result, we cannot assure you that the Reverse Stock Split, if implemented, will result in the intended benefits described above. See “Risks of the Reverse Stock Split” below.

We have not proposed the Reverse Split Proposal in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders. Notwithstanding the expected decrease in the number of outstanding shares of common stock if the Reverse Stock Split is implemented, our Board does not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks Related to the Reverse Stock Split

We cannot assure you that the Reverse Stock Split, if implemented, will increase the price of our common stock and have the desired effects.

If the Reverse Stock Split is approved by shareholders and implemented by the Board, we expect that the market price of our common stock will increase and that we will be able to achieve the goals described under “Reasons for the Reverse Stock Split” in this proposal, including satisfying the Listing Rule. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted, and the history of similar stock splits for similarly situated companies is varied. It is possible that, even if the Reverse Stock Split is implemented, the trading price of our common stock does not increase in proportion to the reduction in the number of shares of our common stock outstanding, and will not attract brokers and investors who do not trade in lower priced stocks. Further, regardless of whether the Reverse Stock Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our performance, as well as factors unrelated to the Company and that are entirely outside of our control. Additionally, if the Reverse Stock Split is implemented and the trading price of our common stock subsequently declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than it would have been in the absence of the Reverse Stock Split.

The Reverse Stock Split may adversely affect the liquidity of our common stock.

If implemented, the Reverse Stock Split will reduce the number of outstanding shares of our common stock. A lower number of outstanding shares could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock, particularly if the stock price does not increase as a result of the Reverse Stock Split or subsequently declines.

Additionally, if the Reverse Stock Split is implemented, it will increase the number of shareholders who own “odd lots” (less than 100 shares) of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Therefore, those shareholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock. And an increase in the number of holders who may have difficulty transacting in our common stock could further adversely affect the liquidity of our common stock.

Recent amendments to the Listing Rule may make it more difficult for us to maintain our listing with Nasdaq.

On January 15, 2025, the SEC approved an amendment to the Listing Rule which limits the conditions under which a listed company can use a reverse stock split to meet Nasdaq’s minimum price criteria. In particular, the amendment provides that if a company executes a reverse stock split to regain compliance with the Listing Rule but its stock price falls below $1.00 per share within one year after the split, the company will not be granted a new Compliance Period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings. If the Reverse Stock Split is implemented, the amendment to the Listing Rule may cause the Board to choose a higher split ratio than it otherwise would have deemed appropriate and would make it more difficult for us to maintain our Nasdaq listing if our stock price dropped below the listing requirements in the future.

Interest of Certain Persons in Matters to be Acted Upon

Certain of our directors and officers have an interest in this Reverse Split Proposal as a result of their ownership of shares of common stock and equity awards. See “Beneficial Ownership of Securities.” However, because the Reverse Stock Split will affect all shareholders uniformly other than in respect of the treatment of fractional shares as described below, we do not believe that any director or officer has a substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split Proposal that is different from, disproportionate to, or greater than the interests of any of our other shareholders.

Determination of the Ratio for the Reverse Stock Split

If the Reverse Split Proposal is approved by our shareholders and the Board determines that the Reverse Stock Split is advisable and in the best interests of the Company and our shareholders at that time, the Board may select the split ratio, acting in its sole discretion, and implement the Reverse Stock Split at any time before the Anniversary Date. In determining which split ratio to use and thus which Reverse Stock Split Amendment to effect and whether and when to effect the Reverse Stock Split following the receipt of shareholder approval, the Board may consider numerous factors, including the historical and then-prevailing trading price and trading volume of our common stock, the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split, the projected performance of our common stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock at different Reverse Stock Split ratios, Nasdaq’s minimum per share trading requirement, recent amendments to the Listing Rule that increase the risk of delisting after effectuating a reverse stock split, which Reverse Stock Split ratio would result in the least administrative costs to us, and prevailing market conditions and general economic trends. The purpose of submitting a series of alternative Reverse Stock Split Amendments for shareholder approval rather than a specific ratio is to give the Board the flexibility in implementing the Reverse Stock Split to meet business needs as they arise, to take advantage of favorable opportunities and to respond to changing market conditions, such as higher inflation, higher interest rates, and related factors. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Principal Effects of the Reverse Stock Split on Our Common Stock

If implemented, immediately following the Effective Time, each shareholder will own a reduced number of shares of our common stock, depending on the final split ratio adopted by the Board. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will affect all shareholders uniformly and the proportionate voting rights and other rights and preferences of the holders of our common stock will remain the same. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Effective Time, subject to the treatment of any fractional shares as described herein. The number of shareholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any shareholder holds only a fractional share interest following the Reverse Stock Split and receives cash for such interest. Additionally, if the Reverse Stock Split is implemented, the number of authorized shares of our common stock available under the Certificate of Incorporation will contemporaneously be reduced in proportion to the Reverse Stock Split ratio.

The following table sets forth the estimated trading price and approximate number of authorized, issued and outstanding, and reserved shares of common stock following a 1-for-10 split, 1-for-20 split, and 1-for-30 split without giving effect to any adjustments for the cash-out of fractional shares or the issuance of any derivative securities, as of July 14, 2025.

	After Each Reverse Stock Split Ratio
	Current	“1:10”	“1:20”	“1:30”
Trading Price(1)	$0.43	$4.30	$8.60	$12.90
Number of Shares of Common Stock Authorized	1,000,000,000	100,000,000	50,000,000	33,333,333
Number of Shares of Common Stock Issued and Outstanding	185,578,489	18,557,848	9,278,924	6,185,949
Number of Shares of Common Stock Reserved for Future Issuance(2)	12,316,016	1,231,601	615,800	410,533

Number of Shares of Common Stock Issuable Under Outstanding Equity Awards(3)	6,508,846	650,884	325,442	216,961
Number of Shares of Common Stock Authorized but Unissued and Unreserved	802,105,495	80,210,549	40,105,274	26,736,849

(1)
Assumes the trading price of our common stock moves in direct proportion to the Reverse Stock Split ratio.
(2)
Represents shares available for future issuance pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Incentive Plan”), excluding shares issuable under outstanding equity awards.
(3)
Represents shares issuable upon exercise of outstanding stock options and upon vesting of other equity awards.

If the Reverse Stock Split is implemented, the CUSIP number for our common stock will change following the Effective Time.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock or our reporting obligations under the Exchange Act. Our common stock will continue to trade on Nasdaq under the symbol “LESL”.

Effect on Equity Compensation Arrangements

If the Reverse Stock Split is effected, the terms of equity awards granted under the Incentive Plan will automatically be proportionally adjusted pursuant to the terms of the Incentive Plan to maintain their economic value:

•
Stock Options—The per share exercise price of outstanding stock options will be increased and the number of shares of common stock issuable upon exercise of such options will be decreased proportionately with the Reverse Stock Split ratio;
•
Restricted Stock Units and Performance Units—The number of shares issuable under outstanding restricted stock units and performance stock units (“PSUs”) and all other outstanding equity-based awards other than stock options will be reduced proportionately by the split ratio and any applicable stock price-based performance metrics for any PSUs will be adjusted accordingly; and
•
Shares Available for Issuance under the Incentive Plan—The number of shares of common stock authorized for future issuance under the Incentive Plan will be proportionately reduced by the split ratio and similar adjustments will be made to other relevant provisions of the Incentive Plan.

The adjustments above, as required by the Incentive Plan and in accordance with the Reverse Stock Split ratio, would result in approximately the same value of shares of common stock being delivered, upon the exercise, vesting or conversion such securities, or available for future issuance under the Incentive Plan, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. Pursuant to the terms of the Incentive Plan, any fractional shares of common stock that would otherwise be issuable upon exercise or vesting of outstanding awards as a result of the Reverse Stock Split will be canceled for no consideration.

Procedures for Implementation

Set forth below are descriptions of how the Reverse Stock Split would be effected for beneficial holders and registered holders.

•
Beneficial Holders. Beneficial holders are shareholders who hold their shares of our common stock in street name through a broker, bank or other agent. We intend to treat shares held by shareholders through a broker, bank, or other agent in the same manner as registered shareholders. Brokers, banks, and other agents will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, banks, and other agents may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our common stock with a broker, bank, or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks, or other agents for more information.
•
Registered Holders. Registered holders are shareholders who hold their shares of our common stock directly with Computershare Trust Company, N.A., our transfer agent (“Computershare”). All of our registered shareholders hold their shares through “book-entry” positions. These shareholders do not have certificates evidencing their ownership of our common stock. As soon as practicable after the Effective Time, registered “book-entry” shareholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take action to receive whole shares of post-Reverse Stock Split common stock as the exchange will be automatic. As soon as practicable after the Effective Time, Computershare will send to your registered address a notice that the Reverse Stock Split has been effected and a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time. See “Payment of Cash in Lieu of Issuing Fractional Shares” below.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 1,000,000,000 shares of common stock. The Reverse Stock Split will decrease the number of authorized shares of common stock under our Certificate of Incorporation by the same ratio as that used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split.

Payment of Cash in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests, except to the extent of the impact of fractional shares. We do not currently intend to issue fractional shares of our common stock in connection with the Reverse Stock Split.

If the Reverse Stock Split is implemented, as soon as practicable after the Effective Time, Computershare will aggregate all fractional shares of our common stock that would otherwise have been issuable as a result of the Reverse Stock Split (the “Aggregated Fractional Shares”) and sell them at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive such fractional shares of our common stock as a result of the Reverse Stock Split (i.e., shareholders that hold a number of pre-Reverse Stock Split shares of common stock not evenly divisible by the Reverse Stock Split ratio determined by the Board). We expect that Computershare will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the Aggregated Fractional Shares. After the completion of such sale, shareholders of record who otherwise would be entitled to receive fractional shares will instead receive their respective pro rata share of the total proceeds of that sale (the “Total Sale Proceeds”).

Specifically, these shareholders will be entitled to a cash payment (without interest), in lieu of any fractional shares, in an amount equal to: (a) their respective fractional share interest, multiplied by (b) a share price equal to (i) the Total Sale Proceeds divided by (ii) the Aggregated Fractional Shares. If a shareholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the shareholder’s registered address as soon as practicable after completion of the sale of the Aggregated Fractional Shares. By signing and cashing the check, shareholders will warrant that they owned the shares of common stock for which they received such cash payment.

Other than the right to receive the cash payment described above, a fractional shareholder will not retain any voting, dividend or other rights that accompany shares of our common stock. Because cash payments will be made in lieu of fractional shares, the Reverse Stock Split could have the effect of reducing the number of our shareholders, to the extent there are shareholders who hold fewer than the number of shares of our common stock that will be combined into one (1) share (based on the Reverse Stock Split ratio determined by the Board). Reducing the number of post-Reverse Stock Split shareholders is not, however, a purpose or objective of this proposal.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or Computershare concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with Computershare’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Treatment and Effect on Par Value

The Reverse Stock Split will not affect the par value of our common stock, which will remain at $0.001 per share. As a result, the stated capital on our balance sheet attributable to common stock, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued as of the date of such balance sheet, will be reduced in proportion to the Reverse Stock Split ratio upon implementation (subject to minor adjustments in respect of the treatment of fractional shares). Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently issued shares of common stock, will be credited with the corresponding amount by which the stated capital is reduced. Our total shareholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split and the contemporaneous decrease in authorized shares of our common stock. After the implementation of the Reverse Stock Split, our net income (loss) per share and the net book value per share of common stock will increase, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic amounts in our financial statements and related footnotes for periods prior to the Reverse Stock Split will be adjusted to reflect the Reverse Stock Split in future SEC filings and in our investor materials. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Considerations Related to the Reverse Split Proposal

The discussion below is a summary of material U.S. federal income tax considerations related to the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those shareholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, regulated investment companies, real estate investment trusts, persons holding shares as part of a hedging, integrated, or conversion transaction or a straddle, tax-exempt organizations, persons that hold shares in an individual retirement account, 401(k) plan or similar tax-favored account, persons who hold their shares as “qualified small business stock” under Sections 1045 and 1202 of the Code, insurance companies, traders or dealers in securities, persons who acquired their shares as compensation, partnerships or other pass-through entities for U.S. federal income tax purposes, and non-U.S. shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

This discussion is for general information only and should not be considered as tax or investment advice. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), nor does it address the Medicare contribution tax on net investment income, the alternative minimum tax or any U.S. state, local, or non-U.S. tax consequences. The tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their tax advisors to understand their individual federal, state, local, and non-U.S. tax consequences.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her tax advisor.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Accordingly, we should not recognize gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Shareholders

Assuming this Reverse Stock Split qualifies as a recapitalization for U.S. federal income tax purposes:

•
Shareholders should not recognize any gain or loss as a result of the Reverse Stock Split (except for cash, if any, received in lieu of a fractional share of common stock);
•
The aggregate basis of the shares held by a shareholder immediately after the Reverse Stock Split, including any fractional share of common stock not actually received, should be equal to the aggregate basis of such shareholder’s pre-Reverse Stock Split shares;
•
The holding period of the shares owned immediately after the Reverse Stock Split, including any fractional share of common stock not actually received, should include the shareholder’s holding period before the Reverse Stock Split; and
•
In general, a shareholder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder’s tax basis of the shares surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period in its shares surrendered in the Reverse Stock Split (as described above) is more than one year as of the Effective Time. The deductibility of capital losses is subject to limitations.

Individual tax circumstances can vary, and shareholders should consult their tax advisors regarding the tax effects to them, based on their particular circumstances. Shareholders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the U.S. Internal Revenue Service (the “IRS”) with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such shareholder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a shareholder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided that the shareholder timely furnishes the required information to the IRS. Shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE ABOVE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT WAS WRITTEN SOLELY IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN IN CONNECTION WITH THE REVERSE STOCK SPLIT.

Appraisal Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our shareholders with any such rights.

Required Vote

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes, if any, are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation

The Company’s Board of Directors unanimously recommends that shareholders vote FOR the Reverse Split Proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL

Overview

Our Board believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Reverse Split Proposal, it is in the best interests of the Company and our shareholders to enable the Board to determine at such time whether to continue soliciting votes in order to obtain a sufficient number of additional votes in favor of the Reverse Split Proposal. If the Adjournment Proposal is not approved by our shareholders, our Board may not be able to adjourn the Special Meeting to a later date to solicit additional votes for the Reverse Split Proposal in the event that there are insufficient votes for the approval of the Reverse Split Proposal.

If this proposal is approved, the Board may in its discretion, if it determines it to be necessary or advisable, adjourn the Special Meeting and use the additional time to solicit additional proxies in favor of the Reverse Split Proposal.

The Adjournment Proposal will not be presented to our shareholders if the Reverse Split Proposal is approved.

Required Vote

This proposal requires the approval of the affirmative vote of at least a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes, if any, will have no effect on this proposal.

Recommendation

The Company’s Board of Directors unanimously recommends that shareholders vote FOR the Adjournment Proposal.

Other Business

The Board, acting pursuant to its authority under Article VIII of the Company’s Certificate of Incorporation and Article II, Section 2.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”), called this Special Meeting solely for the purpose of considering and acting upon the Reverse Split Proposal and the Adjournment Proposal. Pursuant to Article II, Section 2.03(B) of the Bylaws, only the matters set forth in the Notice and this Proxy Statement will be considered and acted upon at the Special Meeting or at any adjournments or postponements of the Special Meeting.

Beneficial Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of our shares as of July 14, 2025 (unless otherwise noted) by:

•
each of our Named Executive Officers, as identified in our definitive proxy statement for our 2025 Annual Meeting of Shareholders;
•
each of our current directors;
•
all of our current directors and executive officers as a group
•
each person or entity known by us to own beneficially more than five percent of our outstanding capital stock (by number or by voting power) (as of the date noted below).

Except as indicated in the footnotes below, we have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 185,578,489 shares of common stock outstanding as of July 14, 2025. RSUs that will vest within 60 days of July 14, 2025 or options that are exercisable or exercisable within 60 days of July 14, 2025 are considered to be shares outstanding and beneficially owned by the person holding the options or RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals named below is Leslie’s, Inc., 2005 East Indian School Road, Phoenix, Arizona 85016.

Name and Address of Beneficial Owners	Number of Shares	%

Jason McDonell	99,138	*	*

Michael R. Egeck (1)	2,650,897	1.4%

Scott J. Bowman (2)	151,149	*	*

Dave Caspers (3)	16,167	*	*

Naomi Cramer	56,821	*	*

Moyo LaBode (4)	337,341	*	*

Yolanda Daniel	50,263	*	*

Seth Estep	42,928	*	*

Lorna E. Nagler	29,029	*	*

Maile Naylor	40,357	*	*

Susan O’Farrell	75,763	*	*

John Strain (5)	376,926	*	*

Claire Spofford	74,055	*	*

All current directors and executive officers as a group (12 individuals)	1,290,799	*	*

Ariel Investments, LLC (6)	58,177,415	31.3%

Clarkston Capital Partners, LLC (7)	14,037,110	7.6%

Blackrock, Inc. (8)	12,925,702	7.0%

The Vanguard Group (9)	11,004,254	5.9%

** Less than one percent

(1)
Based solely on the information disclosed in a Form 4 filed by Mr. Egeck on February 5, 2024. Mr. Egeck served as the Company's Chief Executive Officer until his departure effective August 26, 2024. Mr. Egeck’s number of shares includes shares totaling 2,530,886 held by the Michael R. Egeck Living Trust, for estate planning purposes.
(2)
Based solely on the information disclosed in a Form 4 filed by Mr. Bowman on March 18, 2025. Mr. Bowman served as the Company’s Chief Financial Officer and Treasurer until his departure effective March 14, 2025.
(3)
Based solely on the information disclosed in a Form 4 filed by Mr. Caspers on December 9, 2024. Mr. Caspers served as the Company’s Chief Stores Officer until his departure effective March 26, 2025.
(4)
Mr. LaBode served as the Company's Chief Merchandising and Supply Chain Officer until his departure effective July 15, 2025.
(5)
Mr. Strain’s number of shares includes shares totaling 270,000 held by the Strain Family Revocable Trust.
(6)
Based solely on the information disclosed in a Schedule 13G filed by Ariel Investments, LLC on May 13, 2025. The number of shares reported is as of March 31, 2025. Ariel Investments, LLC reported sole power to vote or direct the vote over 56,285,775 shares of our common stock and sole power to dispose or direct the disposition over 58,177,415 shares of our common stock. The principal business address for Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.
(7)
Based solely on the information disclosed in a Schedule 13G filed by Clarkson Capital Partners, LLC on July 8, 2025. The number of shares reported is as of June 30, 2025. Clarkson Capital Partners, LLC reported sole power to vote or direct the vote over and sole power to dispose of or direct the disposition over 5,148,018 shares of our common stock and shared power to vote or direct the vote over and shared power to dispose or direct the disposition over 8,885,442 shares of our common stock. The principal business address for Clarkson Capital Partners, LLC is 91, West Long Lake Road, Bloomfield Hills, MI 48304.
(8)
Based solely on the information disclosed in a Schedule 13G filed by BlackRock, Inc. and certain related entities on March 7, 2025. The number of shares reported is as of February 28, 2025. BlackRock, Inc. reported sole power to vote or direct the vote over 12,773,864 shares of our common stock and sole power to dispose or direct the disposition over 12,925,702 shares of our common stock. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)
Based solely on the information disclosed in a Schedule 13G filed by The Vanguard Group on January 30, 2025. The number of shares reported is as of December 31, 2024. The Vanguard Group reported shared power to vote or direct the vote over 507,815 shares of our common stock, sole power to dispose or direct the disposition over 10,331,653 shares of our common stock, and shared power to dispose or direct the disposition over 672,601 shares of our common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Questions and Answers about the Special Meeting

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held on September 10, 2025 at 12:00 P.M. Eastern Time, or at any adjournments or postponements thereof.

Where Is the Special Meeting Being Held?

You will be able to attend the Special Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LESL2025SM.

Shareholders of record as of July 16, 2025, the Record Date, are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote and ask questions during the meeting, shareholders of record should go to the Special Meeting website at www.virtualshareholdermeeting.com/LESL2025SM, enter the 16-digit control number found on your accompanying proxy card and follow the instructions on the website.

If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the www.virtualshareholdermeeting.com/LESL2025SM website, then you may access, participate in, and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.

The Special Meeting will begin promptly at 12:00 P.M. Eastern Time on September 10, 2025.

Please note that unauthorized recording of the meeting is prohibited.

What Proposals Will Be Addressed at the Special Meeting?

Shareholders will be asked to consider and vote upon the Reverse Split Proposal and the Adjournment Proposal at the Special Meeting. We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement.

What Happens If the Reverse Split Proposal Is Not Approved?

If the Reverse Split Proposal is not approved by our shareholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our common stock on Nasdaq by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement under the Listing Rule. Any inability of our Board to effect the Reverse Stock Split could expose the Company to delisting from Nasdaq for failure to meet the ongoing listing requirement, which could in turn materially and adversely affect the trading price and liquidity of our common stock, limit our ability to carry out our business plan and strategies, and cause the loss of significant business opportunities, any of which could adversely affect our business, financial performance, growth and ability to continue our operations.

What Happens if the Adjournment Proposal Is Not Approved?

If the Adjournment Proposal is not approved by our shareholders, our Board may not be able to adjourn the Special Meeting to a later date to solicit additional votes for the Reverse Split Proposal in the event that there are insufficient votes for the approval of the Reverse Split Proposal.

How Does the Board Recommend That I Vote?

Our Board unanimously recommends that shareholders vote:

•
“FOR” the Reverse Split Proposal; and
•
“FOR” the Adjournment Proposal.

Who May Vote at the Special Meeting?

Shareholders who beneficially owned shares of our common stock as of July 16, 2025, the Record Date, are entitled to vote at the Special Meeting. As of the Record Date, there were 185,578,489 shares of our common stock issued and outstanding.

How Many Votes Must Be Present to Hold the Special Meeting?

In order for us to conduct the Special Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Special Meeting, must be present in person or represented by proxy.

How Many Votes do I Have?

Each share of common stock is entitled to one vote on each of the Reverse Split Proposal and the Adjournment Proposal.

What is the Difference Between a Shareholder of Record and a Beneficial Owner of Shares Held in Street Name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

What is the Proxy Card?

The proxy card enables you to appoint Jason McDonell and Benjamin Lindquist, as your representatives at the Special Meeting. By completing and returning the proxy card or voting your shares online, you are authorizing Messrs. McDonell and Lindquist to vote your shares at the Special Meeting in accordance with your instructions, which ensures your shares will be voted whether or not you virtually attend the Special Meeting. Even if you plan to attend the Special Meeting, it is strongly recommended that you complete and return your proxy card or vote your shares online before the Special Meeting date in case your plans change.

Why Did I Receive a Notice of Internet Availability?

Pursuant to SEC rules, we are furnishing the proxy materials to our shareholders primarily via the internet instead of mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Special Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one or have previously elected to receive full sets of proxy materials. The Notice provides instructions on how to access the proxy materials for the Special Meeting via the internet, how to request a printed set of proxy materials and how to vote your shares.

If I Am a Shareholder of Record of the Company’s Shares, How Do I Vote?

Before the Special Meeting, you may vote:

•
By mail, by completing, signing, and dating your proxy card.
•
Online at www.virtualshareholdermeeting.com/LESL2025SM.
•
By telephone, at 1-800-690-6903.

During the Special Meeting, you may vote online at www.virtualshareholdermeeting.com/LESL2025SM.

If I Am a Beneficial Owner of Shares Held in Street Name, How Do I Vote?

Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Special Meeting. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.

Will My Shares Be Voted If I Do Not Provide My Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If you vote by proxy card and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (see “—How Does the Board of Directors Recommend that I Vote,” above).

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If a brokerage firm does not receive specific instructions, it may in some cases vote the shares in its discretion but is not permitted to vote on certain proposals and may elect not to vote on the proposal unless you provide voting instructions.

Voting your shares will help to ensure that your interests are represented at the meeting. In the case of broker non-votes, if any, and in cases where you abstain from voting on a matter when present at the Special Meeting and entitled to vote, your shares will still be counted for purposes of determining if a quorum is present, but they will not be considered as votes cast and will not be counted in determining the outcome of the vote on the Reverse Split Proposal.

What Are Broker Non-Votes?

Generally speaking, a broker non-vote occurs with respect to a proposal when a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders but is not permitted to vote on other proposals without instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, and other nominees may generally vote on routine matters without instructions from a beneficial owner but cannot vote on non-routine matters absent instructions. Whether a proposal is considered routine or non-routine is subject to NYSE rules and final determination by NYSE. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority.

No broker non-votes are expected with respect to the Reverse Stock Split Proposal or the Adjournment Proposal. However, we urge you to direct your broker, bank, or other nominee on how to vote your shares to ensure that your vote is counted. If you provide specific instructions, your shares will be voted as you instruct on such items.

Can I Change My Vote after I Have Voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Special Meeting online and voting. Your attendance at the Special Meeting online will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 2005 East Indian School Road, Phoenix, Arizona 85016 a written notice of revocation prior to the Special Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank, or other nominee.

What Happens If I Do Not Indicate How to Vote My Proxy?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” the Reverse Split Proposal and “FOR” the Adjournment Proposal.

Is My Vote Kept Confidential?

Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except (1) as may be necessary to meet legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to management.

Who Bears the Cost of Soliciting Proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Submission of Shareholder Proposals for the 2026 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our Proxy Statement and form of proxy for submission to the shareholders at the 2026 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 2005 East Indian School Road, Phoenix, Arizona 85016 no later than September 25, 2025.

Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting (but not for inclusion in the Proxy Statement). Notice of a nomination or proposal must provide the information set forth in our bylaws (which includes the information required under Rule 14a-19 with respect to nominations) must be delivered to the Corporate Secretary at 2005 East Indian School Road, Phoenix, Arizona 85016 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if for any reason the Annual Meeting does not occur, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for the 2026 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than 5:00 p.m. Mountain Time on December 12, 2025 and no earlier than 5:00 p.m. Mountain Time on November 12, 2025. Nominations and proposals also must satisfy the other requirements set forth in the bylaws.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials, including this Proxy Statement or the Notice, to any household at which two or more shareholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if shareholders prefer to receive multiple sets of our proxy materials at the same address this year or in future years, shareholders should follow the instructions described below and they will promptly receive additional copies. Similarly, if an address is shared with another shareholder and together, both of the shareholders would like to receive only a single set of proxy materials, the shareholders should follow these instructions:

If the shares are registered in the name of the shareholder, the shareholder should contact our Corporate Secretary at our offices by sending a written request to 2005 East Indian School Road, Phoenix, Arizona 85016 or calling 602-366-3999, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as EDGAR) system and are publicly available on the SEC’s website, located at http://www.sec.gov.

Upon written or oral request, we will provide you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended September 28, 2024, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Corporate Secretary, Leslie’s, Inc., 2005 East Indian School Road, Phoenix, Arizona 85016.

Annex A

CERTIFICATE OF AMENDMENT TO

SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LESLIE’S, INC.

Leslie’s, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.
Subpart (A) of Article IV of the Corporation’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate”) is hereby deleted in its entirety and the following is inserted in lieu thereof:
A.
Authorized Capital

The total number of shares of all classes of capital stock which the Company shall have authority to issue is [Amendment A: 101,000,000; Amendment B: 67,666,667; Amendment C: 51,000,000; Amendment D: 41,000,000; Amendment E: 34,333,333], which shall be divided into two classes as follows: [Amendment A: 100,000,000; Amendment B: 66,666,667; Amendment C: 50,000,000; Amendment D: 40,000,000; Amendment E: 33,333,333] shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), every [Amendment A: 10; Amendment B: 15; Amendment C: 20; Amendment D: 25; Amendment E: 30] shares of Common Stock issued and outstanding or held by the Company in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Company’s transfer agent for the registered holders of shares of Common Stock shall aggregate all fractional shares of Common Stock and arrange for them to be sold on behalf of such holders whose shares of Common Stock otherwise would have been combined into a fractional share as a result of the Reverse Stock Split and, after completion of the sale, such holders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total net proceeds of such sale. Each stock certificate that immediately prior to the Effective Time represented shares of Common Stock, if any, shall thereafter represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such certificate shall have been combined and reclassified.

The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) without a separate class vote of the holders of shares of Common Stock or Preferred Stock irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

2.
Except as amended hereby, the provisions of the Certificate shall remain in full force and effect.
3.
The amendment to the Certificate set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer on this [•] day of [•], 2025.

By:
	Name:	Benjamin Lindquist
	Title:	SVP, General Counsel & Corporate Secretary

COMPANY LOGO SCAN TO VIEW MATERIALS & VOTE LESLIE'S, INC. 2005 E. INDIAN SCHOOL RD. PHOENIX, AZ 85016 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LESL2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77160-S18574 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LESLIE'S, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt and approve a series of five alternative amendments to Leslie’s, Inc.'s Certificate of Incorporation to effect a reverse stock split and proportionately decrease the number of authorized shares of common stock. 2. To authorize adjournment of the special meeting, if necessary or advisable, to solicit additional proxies. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V77161-S18574 LESLIE'S, INC. Special Meeting of Shareholders September 10, 2025 This proxy is solicited by the Board of Directors The undersigned shareholder(s) of LESLIE'S, INC. hereby appoint(s) Jason McDonell and Benjamin Lindquist, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of LESLIE'S, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held virtually at 12:00 PM ET, on September 10, 2025, at www.virtualshareholdermeeting.com/LESL2025SM, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting or any postponement or adjournment thereof. The votes entitled to be cast by the undersigned, when this proxy is properly executed, will be in the manner directed herein. If this proxy is duly executed, but no such direction is made, the votes entitled to be cast by the undersigned will be cast in accordance with the Board of Directors' recommendations, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Special Meeting of Shareholders or any postponement or adjournment thereof. Continued and to be signed on reverse side